UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 27, 2009
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Exhibits
Signatures
EX-10.47

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Arrangements of Certain Officers
On October 27, 2009, Centra Financial Holdings, Inc. entered into an Employment Agreement with Henry M. Kayes, Jr. regarding his continued employment as Executive Vice President and Chief Operating Officer of Centra Bank, Inc., and President of Centra Financial Corporation — Martinsburg, Inc. The agreement is effective beginning on November 1, 2009 for a term of two years, and the employee is entitled to two years’ compensation and benefits (except for use of an automobile and country club dues) in the event of a termination which is not for just cause. Mr. Kayes’ agreement provides for an annual salary of $185,000.

Item 9.01	Exhibits

Exhibit 10.47	Employment and Change-of-Control Agreement with Henry M. Kayes, Jr. dated November 1, 2009

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2009	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech
Douglas J. Leech,
President and Chief Executive Officer